SECURITIES & EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20449


                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)   December 20, 2004
                                                --------------------------------


                          Ryan's Restaurant Group, Inc.
             (Exact Name of Registrant as Specified in Its Charter)


                         Commission File Number 0-10943

      South Carolina                                     57-0657895
---------------------------                       --------------------------
(State or Other Jurisdiction                   (IRS Employer Identification No.)
      of Incorporation)

                          405 Lancaster Avenue (29650)
                               Post Office Box 100
                                Greer, SC 29652
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number (including area code): (864) 879-1000

                                 Not Applicable
                       ----------------------------------
                         (Former Name or Former Address,
                          if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act
      (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
      (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

         On December 20, 2004, Ryan's Restaurant Group, Inc. ("Ryan's"), Ryan's wholly-owned subsidiary Fire Mountain Restaurants, Inc. ("Fire Mountain") and Ryan's other direct and indirect wholly-owned subsidiaries refinanced Ryan's revolving credit facility. The amended and restated credit agreement is among Ryan's and Fire Mountain as borrowers, Ryan's other direct and indirect subsidiaries as guarantors, Bank of America, N.A., as administrative agent and a group of lender banks that are identified individually in Exhibit 10.1. The new revolving credit facility has a five-year term and provides for up to $150 million in revolving loans, with a provision permitting Ryan's to increase the available amount by $50 million, subject to the terms of the agreement. The $150 million committed amount includes a $25 million letter of credit sublimit and a $10 million swingline loan sublimit. The new credit facility replaces Ryan's prior $100 million revolving credit facility, which was due to expire in January 2005.

         Loans under the new revolving credit facility bear interest at various floating rates plus a variable spread initially set at 1.0%. The amended and restated credit agreement, like the one it replaces, contains minimum net worth requirements, maximum leverage ratios and fixed charge coverage ratios, as well as restrictions on future stock repurchases, dividends, capital expenditures, investments and sales of assets, and includes standard events of default. As of September 29, 2004, Ryan's most recently ended fiscal quarter, Ryan's would have exceeded the minimum net worth requirement by $85,669,000. Loans under the revolving credit facility, together with Ryan's 9.0% senior notes due January 8, 2008 and its 4.65% senior notes due July 25, 2013, are secured by the equity interests in Ryan's wholly-owned direct and indirect subsidiaries. Loans under the revolving credit facility are expected to be used to refinance existing indebtedness, to make capital expenditures, to provide working capital and for general corporate purposes, including permitted stock repurchases and the payment of regularly scheduled payments with respect to Ryan's senior notes.

         Attached as Exhibit 10.1 is a copy of the amended and restated credit agreement.

Item 2.03 Creation of a Direct Financial Obligation or Entry into a Material Definitive Agreement or an Obligations under an Off-Balance Sheet Arrangement of a Registrant.

         See Item 1.01 above, which is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits
(c)      Exhibits

Exhibit Number             Description of Exhibit
-------------              ----------------------
10.1                       Amended and Restated Credit Agreement dated as of
                           December 20, 2004 among Ryan's Restaurant Group, Inc.
                           and Fire Mountain Restaurants, Inc. as borrowers, each of the domestic subsidiaries of Ryan's
                           Restaurant Group, Inc. as guarantors, the lenders party thereto and Bank of America, N.A., as administrative agent for the lenders.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    RYAN'S RESTAURANT GROUP, INC.


Date:  December 20, 2004            By:  /s/ Fred T. Grant, Jr.
                                        -------------------------------------
                                    Name:  Fred T. Grant, Jr.
                                    Title:  Senior Vice President - Finance

                                  EXHIBIT INDEX


Exhibit Number             Description of Exhibit
--------------             ----------------------
10.1                       Amended and Restated Credit Agreement dated as of
                           December 20, 2004 among Ryan's Restaurant Group, Inc.
                           and Fire Mountain Restaurants, Inc. as borrowers, each of the domestic subsidiaries of Ryan's
                           Restaurant Group, Inc. as guarantors, the lenders party thereto and Bank of America, N.A., as administrative agent for the lenders.